UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 29, 2024

V.F. Corporation

(Exact name of registrant as specified in charter)

Pennsylvania	1-5256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Wewatta Street

Denver, Colorado 80202

(Address of principal executive offices)

(720) 778-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, without par value, stated capital $.25 per share	VFC	New York Stock Exchange
4.125% Senior Notes due 2026	VFC26	New York Stock Exchange
0.250% Senior Notes due 2028	VFC28	New York Stock Exchange
4.250% Senior Notes due 2029	VFC29	New York Stock Exchange
0.625% Senior Notes due 2032	VFC32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On May 29, 2024, Caroline T. Brown tendered her resignation from the Board of Directors (the “Board”) of V. F. Corporation (the “Company”), effective May 29, 2024, due to her acceptance of employment with the Company.

Departure of Officer

On May 29, 2024, the Company and Nicole Otto, Global Brand President, The North Face®, agreed that Ms. Otto would depart from the Company, effective as of June 14, 2024. Ms. Otto’s departure qualifies as an involuntary termination without cause, and she will receive payments and benefits pursuant to the Company’s Severance Plan for Section 16 Officers. The treatment of Ms. Otto’s outstanding equity awards following her departure from the Company will be determined by the terms and conditions set forth in the applicable award agreements.

Election of Directors

On May 30, 2024, the Board, upon the recommendation of the Governance and Corporate Responsibility Committee of the Board (the “Governance Committee”), increased the size of the Board to fourteen members and elected Mindy F. Grossman, age 66, and Kirk C. Tanner, age 56, as directors, effective May 30, 2024, to serve until VF’s 2024 annual meeting of shareholders. Ms. Grossman will serve on the Talent and Compensation Committee and the Governance Committee. Mr. Tanner will serve on the Audit Committee and the Governance Committee.

Each of Ms. Grossman and Mr. Tanner will receive compensation in the amounts and forms paid to other non-employee members of the Board, as described in VF’s proxy statement for its 2023 annual meeting of shareholders. The Board has determined that each of Ms. Grossman and Mr. Tanner is independent in accordance with the listing standards of the New York Stock Exchange and the independence standards in VF’s Corporate Governance Principles. There are no arrangements or understandings between each of Ms. Grossman and Mr. Tanner and any other persons pursuant to which she or he was elected as a member of the Board, respectively. Neither Ms. Grossman nor Mr. Tanner has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On June 3, 2024, the Company issued a press release announcing the resignation of Ms. Brown as a member of the Board, the departure of Ms. Otto, and the election of Ms. Grossman and Mr. Tanner as members of the Board, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by VF Corporation on June 3, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION

By:	/s/ Jennifer S. Sim
Name:	Jennifer S. Sim
Title:	Executive Vice President, General Counsel & Secretary

Date: June 3, 2024